Exhibit 99.01

Current Summary Report on Material Litigation

Involving Tigrent Inc. and Subsidiaries

Matter	Status

• Department of Justice Investigation(1)	• Investigation of Company terminated. • Appeal of acquittal of two former speakers dropped by DOJ.

• Shareholder Derivative Litigation(2)	• Voluntarily dismissed.

• Learning Annex Litigation(3)	• Settled.

• Whitney Canada Inc. Class Action(4)	• Settled, pending court approval.

• Gulfstream Related Matters(5), (6)	• Litigation settled. • FL AG investigation on-going. • Notice of potential claim by Russell A. Whitney, former CEO and Chairman, for indemnification and advancement of fees.

• Teach Me to Trade Class Action(7)	• Settled, pending court approval.

• Ronald S. Simon Litigation (alleged breach of employment agreement)(8)	• Ongoing.

• Rothstein Rosenfeldt Adler, P.A. (“RRA”) Bankruptcy (Malpractice counterclaim against former legal counsel suing Company for unpaid fees).(9)	• Ongoing. • Notice of Claim against RRA filed by Company with Bankruptcy Court.

• Securities and Exchange Commission (“SEC”) Investigation(10)	• Ongoing.

Florida Attorney General Investigations (Marketing Activities)(11)	• Ongoing

The information contained in this chart is current through March 17, 2011.  Tigrent undertakes no obligation to update this information.  Additional details regarding the history of these matters may be found in the following footnotes and in the Company’s periodic reports on Form 10-Q and Form 10-K and Current Reports on Form 8-K filed with the Securities and Exchange Commission subsequent to the initiation of the matters.

Footnotes to Current Summary Report on Material Litigation Involving Tigrent Inc. and Subsidiaries

(1).                              Department of Justice (“DOJ”) Investigation.  Investigation initiated in 2006 relating to the Company’s marketing activities since January 1, 2002.  On November 10, 2010, the U.S. District Court for the Eastern District of Virginia granted the DOJ’s motion to dismiss its appeal of the acquittal of Linda Woolf and David Gengler, two former independent contractors of the Company, who had been acquitted on one count of conspiracy to commit wire fraud.  The Company received a letter, dated December 10, 2010, notifying it that the DOJ no longer considered the Company a target or a subject of a current investigation in the Eastern District of Virginia.

(2).                              Shareholder Derivative Litigation. (Robert Ghosio, Jr. on behalf of nominal defendant Whitney Information Network, Inc. v. Russell A. Whitney, et al.) On February 4, 2010, the Plaintiff in the shareholder derivative complaint filed a Notice of Voluntary Dismissal Without Prejudice. On February 5, 2010, the Court issued an order dismissing the case without prejudice.

(3).                              Learning Annex Litigation.  (Learning Annex Holdings, LLC and Learning Annex, LLC v. Whitney Education Group, Inc., et al.)  Lawsuit against the Company and two of its subsidiaries, Whitney Education Group, Inc. (“WEG”) and Wealth Intelligence Academy, Inc. (“WIA”), filed in 2009 by Learning Annex Holdings, LLC and Learning Annex, LLC (collectively “Learning Annex”) in the Supreme Court of the State of New York, County of New York alleging claims arising out of an alleged agreement to form a business relationship. On October 8, 2010, we entered into a settlement agreement with Learning Annex pursuant to which we paid Learning Annex $100,000 in exchange for a full release of all claims that were or could have been brought by Learning Annex in the lawsuit.

(4).                              Whitney Canada Inc. Class Action.  (David Brown v.  Marc Jemus, Francois Roy, Robert Primeau et al.)  Class action originally filed in 2006 against the Company and its subsidiary Whitney Canada Inc. in the Superior Court for Province of Quebec, District of Hull (Canada) on behalf of all persons who are alleged to have made various real estate investments at the alleged inducement of, or through, Marc Jémus, François Roy, Robert Primeau and/or their companies, and/or B2B Trust, and/or Whitney Canada, Inc., and/or Jean Lafrenière and/or the Tigrent Entities.  On January 20, 2011, the Tigrent Entities entered into a Settlement Agreement which, subject to final Court approval, will settle all claims brought by the plaintiff class against the Tigrent Entities for the payment of $250,000.

(5).                              Gulfstream Litigation.  (Glenn Acciard, et al. versus Russell Whitney, et al. and Thomas L. Altimas, et al. versus Russell Whitney, et al), (both of which were pending in the U.S. District Court for the Middle District of Florida) arose out of our past business activities with Gulfstream Development Group, LLC (“Gulfstream”) whereby we were compensated for appointing Gulfstream as the exclusive offeror of homes for customers of our advanced real estate courses.  On January 13, 2011, the Company and its subsidiaries Tigrent Group Inc. and Tigrent Learning Inc. (collectively, the “Tigrent Subsidiaries”) entered into a Mediation Settlement Agreement that settled all claims against the Company and the Tigrent Subsidiaries, as well as all claims against Russell A. Whitney, our former Chief Executive Officer and Chairman of the Board of Directors, for which the Company could have had continuing obligations to advance defense costs and indemnify Mr. Whitney arising in these matters, in exchange for an agreement by the Tigrent Subsidiaries to make a structured payment of $525,000.  Mr. Whitney has notified the Company that he believes that the Company has a continuing obligation to advance defense costs and provide indemnification to him with respect to claims still pending against him in the lawsuit and that he may choose to assert a claim against the Company with respect to such defense costs and indemnification.

(6).                              Florida Attorney General Investigation (Gulfstream).  Investigation initiated in 2008, pursuant to the Florida Deceptive and Unfair Trade Practices Act seeking information about consumer-investors who attended our Millionaire University (“MU”) course and invested in Florida homes built by Gulfstream, Gulfstream Realty (“GR”) and Gulfstream Realty and Development, LLC (“GRD”) since August 1, 2004, as well as the amount of payments received by us from Gulfstream, GR and GRD.  The Company is continuing to cooperate with the Office of the Attorney General in this matter.

(7).                              Teach Me to Trade Class Action.  (Eric Springer and Maurice J. Seghers, Jr., on behalf of themselves and all others similarly situated vs. Tigrent Inc., Wealth Intelligence Academy, Inc., et al.)  Putative class action originally filed in 2009 in the United States District Court for the Southern District of Florida (“District Court”) against the Company and two of its subsidiaries, EduTrades and WIA (“Company Entities”) on behalf of the named plaintiffs and all persons who purchased investor-education products sold under the Teach Me To Trade (“TMTT”) brand.  On March 17, 2011, the Company Entities entered into a Settlement Agreement which, subject to final Court approval, will settle all claims brought by the plaintiff class against the Company Entities for (i) the payment by the Company Entities of an amount not to exceed $110,000 for the plaintiff’s attorney’s fees, costs, and incentive awards and (ii) making three investment seminars available on-line to class members without charge.

(8).                              Ronald S. Simon Litigation (Simon v. Whitney Information Network, Inc.)  In 2008, Ronald S. Simon, our former Co-President and Chief Operating Officer, filed a lawsuit against us in the Circuit Court of the 20th Judicial Circuit for Lee County, Florida (“Lee County Court”) for $1.4 million for funds allegedly owed to him due to the allegedly improper termination of his employment agreement.  The lawsuit is currently in the discovery phase.

(9).                              Rothstein Rosenfeldt Adler, P.A.  Bankruptcy.  In July 2009, the Company and its Whitney Education Group, Inc. subsidiary were sued by Rothstein Rosenfeldt Adler, P.A. (“RRA”) in the Circuit Court in and for Broward County, Florida for allegedly unpaid legal invoices. In November 2009, we filed a counterclaim against RRA alleging legal malpractice with respect to the filing of lawsuits by RRA against Susan Weiss and M. Barry Strudwick that were the subject of a settlement entered into on September 13, 2009.  Also in November 2009, four creditors filed an involuntary petition under Chapter 11 of the Bankruptcy Code against RRA in the U.S. District Court for the Southern District of Florida (Case No. 09-34791-BKC-RBR) (“RRA Bankruptcy Action”).  On May 12, 2010, the Company filed its Notice of Claim in the amount of $4 million in the RRA Bankruptcy Action.

(10).                       Securities and Exchange Commission (“SEC”) Investigation.  Formal nonpublic investigation initiated in 2006 to determine whether the Company complied with securities laws in connection with (i) the claimed efficacy or trading success of its stock market training programs and, (ii) our acquisition of certain other companies.  Neither the Company nor any of its subsidiaries or present or former directors or officers has been charged by the SEC.  The Company is continuing to cooperate in the investigation.

(11).                       Florida Attorney General Investigation (Marketing Activities).  Investigation initiated in 2010 pursuant to the Florida Deceptive and Unfair Trade Practices Act seeking information about our courses and seminars offered in Florida, including those offered under the Rich Dad brand.  The Company is continuing to cooperate with the Office of the Attorney General in this matter.